Exhibit 99.1

Bio-Path Holdings, Inc. Announces $4 Million Registered Direct Offering

HOUSTON—November 3, 2017 – Bio-Path Holdings, Inc., (NASDAQ: BPTH) (Bio-Path),  a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that it has agreed to the sale and issuance to healthcare focused institutional investors of 13,333,332 shares of common stock and warrants to purchase up to 6,666,666 shares of common stock in a registered direct offering with gross proceeds of approximately $4.0 million. The offering price per share of common stock and one-half warrant is $0.30. The warrants will be exercisable immediately, have a term of five years and have an exercise price of $0.45 per share of common stock. The offering is expected to close on or about November 6, 2017, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for this offering.

The securities described above are being offered and sold in the offering by Bio-Path pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-215205), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on January 9, 2017. A prospectus supplement and an accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from Roth Capital Partners, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, at (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase II study for blood cancers and in preclinical studies for solid tumors. This is followed by BP1002, targeting the Bcl2 protein, which the company anticipates entering into clinical studies where it will be evaluated in lymphoma and solid tumors.

For more information, please visit the Company's website at http://www.biopathholdings.com

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the offering, including those relating to the size thereof, the expected net proceeds from the offering, the intended use of proceeds and the timing of the closing of the offering. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including Bio-Path’s ability to raise needed additional capital on a timely basis in order for it to continue its operations, have success in the clinical development of its technologies, the timing of enrollment and release of data in such clinical studies and the accuracy of such data, limited patient populations of early stage clinical studies and the possibility that results from later stage clinical trials with much larger patient populations may not be consistent with earlier stage clinical trials, and such other risks which are identified in Bio-Path's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Bio-Path Holdings or at www.sec.gov. Bio-Path disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369